SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                          ----------------------------------


                                      FORM 8-K/A
                              AMENDMENT NO. 1 TO FORM 8-K


                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d) OF THE

                            SECURITIES EXCHANGE ACT OF 1934


                   DATE OF REPORT (Date of earliest event reported):
                                     March 2, 1998

                                      ----------


                             VISHAY INTERTECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)



            Delaware                     1-7416                  38-168645 3
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)



               63 Lincoln Highway, Malvern, PA                     19355
--------------------------------------------------------------------------------
           (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code      (610) 644-1300


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

This Form 8-K/A amends the Form 8-K filed on March 17, 1998. The following items have been amended:

    Item 7.Financial Statements, Pro Forma Financial Information and
           Exhibits

           (a)    Financial Statement of business acquired.

                  Set forth on pages 1 through 24 are the financial statements of the business acquired, required to be set forth in the Registrant's Current Report on Form 8-K, dated March 17, 1998, which report is hereby amended. The following are included:

                  Independent Auditors' Report.

                  Combined Balance Sheet -- December 31, 1997.

                  Combined Statement of Revenues and Expenses for the year ended December 31, 1997.

                  Combined Statement of Cash Flow for the year ended December 31, 1997.

                  Notes to Combined Financial Statements.

           (b)    Pro Forma Financial Information.

                  Set forth on pages 25 through 29 is pro forma financial information required to be set forth in the Registrant's Current Report on Form 8-K, dated March 17, 1998, which report is hereby amended. The following are included:

                  Pro Forma Condensed Consolidated Balance Sheet (Unaudited) -- December 31, 1997.

                  Pro Forma Condensed Consolidated Statement of Operations (Unaudited) -- Year ended December 31, 1997.

                  Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited).

           (c)    Exhibits.

                  23 -- Consent of Independent Accountants.

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders of the
TEMIC Semiconductor Business


We have audited the accompanying combined balance sheet of the TEMIC Semiconductor Business ("TEMIC") of Daimler-Benz Aktiengesellschaft (as described in Note 1 to the combined financial statements) as of December 31, 1997, and the related combined statements of revenues and expenses and cash flow for the year then ended. These combined financial statements are the responsibility of TEMIC's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Germany and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of TEMIC as of December 31, 1997 and the result of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles in Germany.

Generally accepted accounting principles in Germany vary in certain significant respects from generally accepted accounting principles in the United States (U.S. GAAP). Application of generally accepted accounting principles in the United States would have affected the results of operations for the year ended December 31, 1997 and equity as of December 31, 1997, to the extent summarized in Note 2 to the combined financial statements.



                     KPMG DEUTSCHE TREUHAND-GESELLSCHAFT AG



Stuttgart, Germany
May 14, 1998

                          TEMIC SEMICONDUCTOR BUSINESS
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1997
                        (IN THOUSANDS OF DEUTSCHE MARKS)

A.  FIXED ASSETS
    I.   Intangible Assets
         1.  Concessions, industrial and similar rights and   assets
             and licenses in such rights and assets                                               21,418
         2.  Software                                                                             13,044
         3.  Goodwill                                                                                312
                                                                                         ----------------
                                                                                                  34,774
                                                                                         ----------------
    II.  Tangible Assets
         1.  Land, leasehold rights and buildings including buildings
             on third party land                                                                 133,235
         2.  Technical equipment and machines                                                    347,469
         3.  Other equipment, factory and office equipment                                        42,238
         4.  Payments on account and assets under construction                                    42,279
                                                                                         ----------------
                                                                                                 565,221
                                                                                         ----------------
    III. Financial Assets
         1.  Shares in affiliated companies                                                          945
         2.  Loans to affiliated companies                                                           604
         3.  Shares in associated companies                                                       19,512
         4.  Securities                                                                            3,221
         5.  Other loans                                                                             233
                                                                                         ----------------
                                                                                                  24,515
                                                                                         ----------------
B.  CURRENT ASSETS
    I.   Inventories
         1.  Raw materials and supplies                                                           53,374
         2.  Work-in-process                                                                     134,520
         3.  Finished goods and goods purchased for resale                                        79,560
         4.  Advance   payments  on   inventories   and  assets  under
             construction                                                                          6,629
                                                                                         ----------------
                                                                                                 274,083
                                                                                         ----------------
    II.  Receivables and other assets
         1.  Trade receivables                                                                   288,528
         2.  Receivables from affiliated companies                                                26,221
         3.  Receivables from enterprises in which participating
             interests are held                                                                    1,746
         4.  Other assets                                                                         60,261
                                                                                         ----------------
                                                                                                 376,756
                                                                                         ----------------

    IV.  Cheques, cash-in-hand, bank balances                                                     33,540
                                                                                         ----------------

C.  PREPAID EXPENSES                                                                               3,192
                                                                                         ================
                                                                                               1,312,081
                                                                                         ================
                                                                               2



                          TEMIC SEMICONDUCTOR BUSINESS
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1997
                        (IN THOUSANDS OF DEUTSCHE MARKS)



A.  EQUITY
    I.   Subscribed capital                                                                               80,000
    II.  Capital reserves                                                                                138,463
    III. Accumulated deficit                                                                             (19,997)
    IV.  Minority interests:
              Daimler-Benz Group                                                                         215,260
              Other                                                                                       66,600
                                                                                                -----------------
                                                                                                         480,326
                                                                                                -----------------

B.  ACCRUALS
         1.  Accruals for pensions and similar obligations                                                84,557
         2.  Tax accruals                                                                                 19,872
         3.  Other accruals                                                                              122,771
                                                                                                -----------------
                                                                                                         227,200
                                                                                                -----------------

C.  LIABILITIES
         1.  Bank borrowings                                                                             163,769
         2.  Payments received on account of orders                                                          270
         3.  Trade payables                                                                              129,705
         4.  Liabilities on bills accepted and drawn                                                       5,669
         5.  Payables to affiliated companies                                                            208,626
         6.  Payables to enterprises in which participating interests
             are held                                                                                        940
         7.  Other liabilities                                                                            95,576
                                                                                                -----------------
                                                                                                         604,555
                                                                                                =================
                                                                                                       1,312,081
                                                                                                =================

                          TEMIC SEMICONDUCTOR BUSINESS
                   COMBINED STATEMENT OF REVENUES AND EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                        (IN THOUSANDS OF DEUTSCHE MARKS)

SALES                                                                                                  1,530,965
Cost of sales                                                                                         (1,140,976)
Research and development cost                                                                           (121,480)
                                                                                                -----------------
GROSS MARGIN                                                                                             268,509
                                                                                                -----------------

Selling expenses                                                                                        (203,202)
General administration expenses                                                                          (53,048)
Other operating income                                                                                    28,272
Other operating expense                                                                                  (15,021)
                                                                                                -----------------
                                                                                                        (242,999)
                                                                                                -----------------

Loss from participations                                                                                    (487)
Net other financial income (expense)                                                                         (61)
Net interest income (expense)                                                                            (14,830)
                                                                                                -----------------
NET FINANCIAL INCOME (EXPENSE)                                                                           (15,378)

RESULTS FROM ORDINARY ACTIVITIES                                                                          10,132

Extraordinary income                                                                                      16,817
Income taxes                                                                                             (11,420)

NET INCOME BEFORE MINORITY INTEREST                                                                       15,529
                                                                                                ================

Accumulated deficit - beginning of the year                                                                   (2)
Minority interests in net earnings/ losses of subsidiaries:
                  Daimler-Benz Group (Note 1)                                                            (50,865)
                  Other                                                                                     (421)
Releases from/transfers to reserves                                                                       13,735
Currency conversion differences                                                                            2,027
                                                                                                =================
ACCUMULATED DEFICIT - END OF THE YEAR                                                                    (19,997)
                                                                                                =================

                          TEMIC SEMICONDUCTOR BUSINESS
                         COMBINED STATEMENT OF CASH FLOW
                      FOR THE YEAR ENEDED DECEMBER 31, 1997
                        (IN THOUSANDS OF DEUTSCHE MARKS)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (German GAAP)                                                                                     15,529
Extraordinary income                                                                                        (16,817)
Depreciation and amortization                                                                               151,950
Increase in pension accruals                                                                                  9,361

Loss on disposals of assets                                                                                   1,753
Increase in inventories, trade receivables and other assets                                                 (50,481)
Increase in trade payables and other liabilities                                                             29,800

                                                                                                   -----------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                                   141,095
                                                                                                   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES

Disposals of fixed assets                                                                                    25,817
Purchases of fixed assets                                                                                  (207,312)
Cash from first year consolidations                                                                             411

                                                                                                   -----------------
NET CASH USED IN INVESTING ACTIVITIES                                                                      (181,084)
                                                                                                   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES

Reduction in bank loans                                                                                     (31,417)
Increase in other loans from Daimler-Benz Group                                                              28,457
Capital contribution                                                                                         16,817
Other equity transactions                                                                                     8,149

                                                                                                   -----------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                                    22,006
                                                                                                   -----------------

Effects of foreign exchange rate changes on cash                                                              1,891
                                                                                                   -----------------
Net decrease in cash                                                                                        (16,092)
Cash at beginning of year                                                                                    49,632

                                                                                                   =================
CASH BALANCE AT END OF YEAR                                                                                  33,540
                                                                                                   =================


Supplemental disclosure of cash flow information
    Interest paid                                                                                            18,638
    Income taxes paid                                                                                         6,750

                          TEMIC SEMICONDUCTOR BUSINESS
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1997
   (ALL AMOUNTS IN THOUSANDS OF DEUTSCHE MARKS (KDM) UNLESS OTHERWISE STATED)




BACKGROUND

The TEMIC Semiconductor Business ("TEMIC") comprises the following indirectly majority owned entities of Daimler-Benz AG:

     O TEMIC Semiconductor GmbH, Heilbronn, Germany ("TSG"), and subsidiaries ("German Group")
     O  Siliconix   Incorporated,   Santa  Clara,  USA,  and subsidiaries
        ("Siliconix Group")
     0  Dialogue Semiconductors Ltd., Swindon, UK, and subsidiaries
        ("Dialogue Group")

Vishay Intertechnology, Inc. ("Vishay") of Malvern, Pennsylvania, USA and certain subsidiaries have entered into a stock purchase agreement on the acquisition of the TEMIC Semiconductor Business. The effective date for the acquisition was February 28, 1998.

Ericsson Radio Systems AB ("Ericsson"), a minority shareholder of Dialogue Semiconductor Limited, Swindon, UK ("Dialogue"), on February 23, 1998 exercised a call option on the shares of Dialogue. The transaction with Ericsson occurred subsequent to the purchase of TEMIC by Vishay. However, the Dialogue Group has been included in the combined financial statements of the TEMIC Semiconductor Business as of December 31, 1997. The net assets of the Dialogue Group under German generally accepted accounting principles ("GAAP") were KDM 6,763 as of December 31, 1997. The revenues in 1997 were KDM 75,352 and net income under German GAAP was KDM 4, 115.

Additionally, Vishay has subsequently entered into a Share Sale and Transfer Agreement with ATMEL Corporation, San Jose, USA ("ATMEL"). Vishay has agreed to sell the integrated circuit division ("IC-Business") (which was part of the acquired Semiconductor Business) to ATMEL. This transaction, once legally effective, will become economically effective as of February 28, 1998.

The combined financial statements have been prepared under the assumption that none of the above two sales would result in significant changes in the basis of valuation. Therefore, any influences which could occur out of the two sales have not been considered.

The Directors of TSG exercised a call option to acquire the remaining 50 % of the issued share capital of Matra MHS S.A., Nantes, France ("Matra MHS")for a price of 1 French Franc with written notice dated December 30, 1997. According to the contractual agreement, the shares may only be transferred at the earliest after 60 days have elapsed since the option was exercised.

Matra MHS has recognized as revenue grants from the French Government totally approximately French Francs 497 millions as of December 31, 1997. There is a provision in the grant agreements that provides that the grants may be required to be refunded to the French Government upon certain changes in ownership of Matra MHS. The sale and the transfer of the shares of Matra MHS to Vishay and ATMEL could result in the French Government requesting repayment of all or part of these grants. The ultimate resolution of this matter can not be determined at this time.

1. DISCLOSURES TO THE FINANCIAL STATEMENTS UNDER GERMAN GAAP


The combined financial statements of TEMIC have been prepared in accordance with the regulations of the German Commercial Code (HGB) under the assumption that TSG is the parent entity.

COMBINED COMPANIES

The combined financial statements include all semiconductor companies which are subsidiaries of TSG in accordance with Section 290 of the German Commercial Code as well as subsidiaries of the Daimler-Benz Group that are industrially managed (Siliconix Group and Dialogue Group). Significant investments in which TEMIC has an ownership interest in the range of 20 % to 50 % ("associated companies") are generally included using the equity method of accounting.

The combined financial statements of TEMIC include the following companies:

     O TEMIC   Semiconductor  GmbH, Heilbronn/Germany, (until September 30, 1997
       legally  dependent   part of   TEMIC  TELEFUNKEN   microelectronic  Gmbh,
       Heilbronn/Germany) and the following subsidiaries

          O TEMIC Semiconductors Itzehoe GmbH, Itzehoe/Germany
          O TEMIC TELEFUNKEN microelectronic Ges.m.b.H., Vocklabruck/Austria
          O TEMIC Semiconductors (Philippines) Inc.,  Manila/Philippines,  (in
            1997 legally dependent part of TEMIC TELEFUNKEN microelectronic (Philippines) Inc., Manila/Philippines)
          O Shanghai TEMIC Opto Semiconductors Company Ltd., Shanghai/China
          O Shanghai TEMIC Discrete Semiconductors Company Ltd., Shanghai/China O Matra MHS S.A., Nantes/France.

     Dialogue Semiconductors  Ltd.,  Swindon/Great  Britain,  and the  following subsidiaries:
          O Dialog  Semiconductor GmbH,  Kirchheim-Teck/Germany
          O Dialog Semiconductor Ltd., Swindon/Great Britain.

     SiliconixInc., Santa Clara, USA, and the following subsidiaries:
          O Siliconix  Ltd.,  Bracknell/Great  Britain
          O Siliconix  (Hong Kong) Ltd., Hong Kong/China
          O Siliconix Technology C.V.,  Amsterdam/Netherlands
          O TEMIC (S) Pte. Ltd.,  Singapore
          O TEMIC Japan KK,  Tokyo/Japan
          O Siliconix (Taiwan) Ltd.,  Kaohsiung/Taiwan
          0 TEMIC North America Inc., Basking Ridge/USA.

Prior to October 1, 1997 TEMIC Semiconductor GmbH was not a separate entity and therefore the net assets as well as the income and expenses had to be extracted from the financial statements of TEMIC TELEFUNKEN microelectronic GmbH ("TEMIC Gmbh"). The preparation of the combined financial statements require management to make estimates and assumptions that effect the recorded balances.

TEMIC Semiconductors (Phils.) Inc., Manila ("TSP") was founded in September 1997 and its respective financial statements are included as of December 31, 1997. Prior to that date the semiconductor segment of TEMIC TELEFUNKEN microelectronics (Phils.) Inc., Manila ("TMP") was not a separate entity.

The Siliconix Group and the Dialogue Group are included in the combined financial statements using the combined method, whereby the equity is shown under minority interests of the Daimler-Benz Group because the shares are not owned by TSG.

All assets and liabilities of Matra MHS are fully included in the combined financial statements as of December 31, 1997. One half of the net assets are included within equity and the remaining 50 % are included within minority interests (Other).

Shanghai SIMCONIX Electronic Company Limited, Shanghai, China, has been included in the combined financial statements using the equity method of accounting (Exhibit 3). Due to their insignificance with respect to the financial and earnings position eleven subsidiaries have not been included in the combined financial statements in accordance with Section 296 Paragraph 2 German Commercial Code (Exhibit 2).


PRINCIPLES OF COMBINATION

The equity combination of the group is performed according to the book value method as prescribed by German accounting standards. The carrying value of the shares owned by the parent company is eliminated against the amount which these shares represent in the equity of the subsidiary company. The elimination is based on the values at the time of acquisition of shares or first combination of the subsidiary in the combined financial statements.

The combined subsidiaries' equity amounts related to shares not owned directly or indirectly by TSG are disclosed as minority interests.

Investments in associated companies are carried in the combined balance sheet at an amount which corresponds to the proportionate share of the associated company's net equity.

Intercompany balance sheet and income statement balances and transactions have been eliminated in combination.


METHODS OF ACCOUNTING AND VALUATION

The financial statements of the combined companies have generally been prepared in accordance with the same methods of accounting and valuation for the entire Group. In accordance with Section 312 paragraph 5 German Commercial Code the accounting and valuation principles of Shanghia SIMCONIX Electronic Company Ltd., an associated company which is included in the combined financial statements using the equity method, have not been adjusted to the accounting and valuation principles used in the combined financial statements.

Intangible assets acquired are stated at cost and are depreciated straight line with useful lives between 4 and 5 years.

Property  and  equipment  are  stated  at  acquisition  or  manufacturing  cost.
Depreciation is based on the underlying -- and permitted for tax purposes -- useful economic lives of the assets. When applying the accelerated method, a changeover to the straight-line method occurs when higher depreciation expense results using this method.

At the German companies, in calculating depreciation on movable fixed assets, an entire year's depreciation is charged to additions recorded during the first half of the year and a half year's depreciation is charged to additions made in the second half of the year. Low-value assets with an individual purchase price of up to DM 800 are fully depreciated in the year of purchase and are disclosed as disposal.

The following useful lives and depreciation rates are used in calculating ordinary depreciation:

                                                      Useful life (years)          Depreciation method
                                                      ------------------------     ---------------------------------
Additions to buildings up to 12.31.1988                         40                 straight line
Additions to buildings after 12.31.1988                         25                 straight line
Technical equipment and machinery                              7-10                accelerated, straight line
EDP equipment and vehicle fleet                                  4                 straight line
Tools                                                            2                 straight line
Factory and office equipment                                    6-7                straight line

Investments in non-consolidated subsidiaries and participations and marketable securities are carried at cost or at a lower value appropriate at the balance sheet date. Investments in associated companies are accounted for at equity. Other long-term investments are carried at acquisition cost. Other loans which are low- or non-interest bearing are stated at their present value.

Inventory is valued at the lower of acquisition or manufacturing cost or market, cost being generally determined on the basis of an average or first-in, first-out method. Manufacturing costs comprise direct material and labor and applicable manufacturing overheads, including depreciation charges.

Raw materials are valued at average cost. Obsolescence risks have been accounted for.

Unfinished and finished goods are valued at manufacturing costs. Such manufacturing costs include direct material, material related overhead, direct labor costs, labor related overhead and related depreciation of property, plant and equipment. Appropriate reserves have been recorded for obsolete or slow moving items.

Receivables and other assets are recorded at face value less write downs or allowances. All known risks have been accounted for. In addition to the specific allowance for bad debts a general allowance of 1% has been recorded on domestic receivables in accordance with German tax regulations. Outside of Germany the general allowance is recorded based on past experience.

Non interest bearing and low interest bearing receivables due after more than one year are reported at present values.

Receivables denominated in foreign currencies are stated at the lower of the rate in effect at the date the receivable was recorded or the rate in effect at the balance sheet date.

The accruals for pension and similar obligations are stated using the values derived from actuarial appraisals in accordance with Section 6 a German Income Tax Law using a discount rate of 6%.

An accrued liability for taxes and other contingencies is recorded when an obligation with third parties has been incurred, its utilization is probable and the amount can be reasonably estimated.

Liabilities are recorded at face value. Liabilities in foreign currency are stated at the rate in effect at the date the liability was recorded or at the higher rate in effect at the balance sheet date.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities reported by foreign subsidiaries have been translated into Deutsche Marks using the exchange rate in effect at the balance sheet date. Translation differences in the balance sheet between the years resulting from translation at different exchange rates are recorded in capital reserves. Revenues, expenses and net income/loss for the year have been translated into Deutsche Marks using average exchange rates. The resulting translation difference is recorded in capital reserves.


DISCLOSURES TO THE COMBINED BALANCE SHEET


FIXED ASSETS

See Exhibit 1 for details of the development of fixed assets in 1997.

The depreciation for the year includes extraordinary depreciation in the amount of KDM 3,498.

Details of financial investments are given in Exhibit 2 and 3.


RECEIVABLES

Receivables from affiliated companies comprise trade receivables of KDM 9,218 and receivables from intercompany financing of KDM 17,003.

Trade receivables and receivables from affiliated companies include receivables due from shareholders of KDM 16,549 and of KDM 4,200, respectively.

The receivables are due within one year except for an amount of KDM 7,000 included in other assets which is due in more than one year.


SUBSCRIBED CAPITAL

The subscribed capital only comprises the capital of TSG.

MINORITY INTERESTS

The  minority   interests  of  Daimler-Benz   Group  comprise   subsidiaries  of
Daimler-Benz Group that are industrially managed and include interests in Dialogue Group and Siliconix Group.

Other minority interests include interests in Dialogue Group, Siliconix Group, Matra MHS and Shanghai TEMIC Opto Semiconductors Company Limited, which are not owned by any company of the Daimler-Benz Group.


ACCRUALS

Other Accruals mainly include provisions for sales deductions and bonuses, royalties, warranty obligations, accrued losses on uncompleted contracts, termination pay, commissions and vacation pay.


LIABILITIES

Breakdown of the individual liability positions according to their maturity:


                                                      Total                           Maturity
                                                  --------------  -------------------------------------------------
                                                                                                       5 years
                                                                  within 1 year     1 to 5 years       and more
                                                  --------------  ---------------  ---------------  ---------------

1.   Bank borrowings                                    163,769           61,580          100,981            1,208

2.   Payments received on account
     of orders                                              270              270                0                0

3.   Trade payables                                     129,705          129,260              445                0

4.   Liabilities on bills accepted and drawn              5,669            5,669                0                0

5.   Payables to affiliated companies                   208,626          208,204              422                0
        thereof to shareholders                          10,200           10,200

6.   Payables to enterprises in which
     participating interests are held                       940              940                0                0

7.   Other liabilities                                   95,576           88,801            1,189            5,586
        thereof for taxes                                 5,226            5,226
        thereof for social security                       8,061            8,061
        thereof to shareholders                             987              987
                                                  --------------  ---------------  ---------------  ---------------
                                                        604,555          494,724          103,037            6,794
                                                  ==============  ===============  ===============  ===============

The payables to affiliated companies comprise trade accounts payable of KDM 14,380 and payables from intercompany financing of KDM 194,246.

Of the bank borrowings, an amount of KDM 3,232 is secured by a mortgage on real estate. An amount of KDM 23,451 is secured through an assignment of assets.


OTHER FINANCIAL OBLIGATIONS

The other financial obligations from existing leasing and rent contracts amount to KDM 188,187.


DISCLOSURES TO THE COMBINED PROFIT AND LOSS STATEMENT


SALES

                                                                                            (KDM)         %
                                                                                  ---------------- -----------------
CLASSIFICATION BY BUSINESS SEGMENT

IC Division                                                                               617,948            40.4 %
Discrete Division                                                                         913,017            59.6 %
                                                                                  ----------------
                                                                                        1,530,965
                                                                                  ================

CLASSIFICATION BY GEOGRAPHICAL AREA

Domestic (Germany)                                                                        272,355            17.8 %
European Community (excluding Germany)                                                    441,892            28.9 %
Rest of Europe                                                                             18,192             1.2 %
United States of America                                                                  320,433            20.9 %
Africa                                                                                      2,894             0.2 %
Japan                                                                                      84,115             5.5 %
South-East Asia                                                                           350,686            22.9 %
Rest of the world                                                                          40,398             2.6 %
                                                                                  ----------------
                                                                                        1,530,965
                                                                                  ================


COST OF MATERIALS
                                                                                                              (KDM)
                                                                                                   -----------------
         a) Cost of raw materials and supplies and of purchased
            merchandise                                                                                     349,023
         b) Cost of purchased services                                                                      217,834
                                                                                                   =================
                                                                                                            566,857
                                                                                                   =================


PERSONNEL EXPENSES
                                                                                                              (KDM)
                                                                                                   -----------------

         a) Wages and salaries                                                                              387,389
         b) Social security and other pension cost
                  thereof pension cost: KDM 17,124                                                          107,188
                                                                                                   =================
                                                                                                            494,577
                                                                                                   =================


INTEREST EXPENSES

This position subdivides as follows:
                                                                                                              (KDM)
                                                                                                   -----------------

Interest expenses                                                                                           (18,638)
         thereof  to affiliated companies: KDM 10,101
Interest income                                                                                               3,551
         thereof from affiliated companies: KDM 1,137
Income from other investments and long-term loans                                                               257
                                                                                                   =================
                                                                                                            (14,830)
                                                                                                   =================


EXTRAORDINARY INCOME

Disclosed as extraordinary income is a contribution by TEMIC GmbH to compensate for the losses of the German semiconductor business from the period January 1, 1997 through September 30, 1997.

OTHER TAXES

Other taxes amount to KDM 11,288. Thereof KDM 8,896 are included in cost of sales, mainly net assets tax (KDM 4,742) and property tax (KDM 2,558).


OTHER NOTES


EMPLOYEES

AVERAGE NUMBER OF EMPLOYEES DURING 1997
         Waged Employees                                                                                      4,354
         Salaried Employees                                                                                   2,613
         Trainees                                                                                                97
                                                                                                   =================
                                                                                                              7,064
                                                                                                   =================
NUMBER OF EMPLOYEES AT BALANCE SHEET DATE
         Waged Employees                                                                                      4,311
         Salaried Employees                                                                                   2,735
         Trainees                                                                                               122
                                                                                                   =================
                                                                                                              7,168
                                                                                                   =================


NOTES TO THE ORGANIZATION AND PARENT COMPANY (TSG)

The Management of TSG includes the following:

Dr. Michael Muhlbayer
Hans-Ulrich Staiger

The Supervisory Board of TSG includes the following:

Dr. Eckhard Cordes
Peter Conze
Cvetka Ivanovic
Dr. Wolfgang Scholz
Frank Dieter Maier
Dieter Schulze

Management remuneration paid by TSG amounted to KDM 91 in 1997. In the period from January 1 to September 30, 1997, while TSG was a legal dependent part of TEMIC Gmbh, there have been allocations for management remuneration amounting to KDM 273.

Remuneration of the Supervisory Board of TSG for the period from September 18 to December 31, 1997 amounted to KDM 40.

As at December 31, 1997 the pension accruals included KDM 2,105 for former members of the management board. Pensions paid to former management amount to KDM 166.

As at December 31, 1997 TSG was fully owned by TEMIC GmbH which in turn is directly or indirectly majority owned by Daimler-Benz AG, Stuttgart. Dialouge was majority owned by TEMIC GmbH, Siliconix was indirectly majority owned by Daimler-Benz AG. TSG, TEMIC GmbH, Siliconix and Dialogue Group are included in the consolidated financial statements of Daimler-Benz AG. These are published at the commercial register of the municipal court in Stuttgart (HRB 15350).

2. RECONCILIATION TO U.S. GAAP

The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in Germany. Those principles differ from accounting principles generally accepted in the United States of America. Following are the significant differences relating to the Company's combined financial statements:


a)  Capital contribution

The amount disclosed as capital contribution equals the losses incurred by the German TEMIC semiconductor division in the period January 1, through September 30, 1997. The net loss was assumed by the parent company. In the German GAAP financial statements the loss assumed by the parent company is disclosed as extraordinary income while under U.S. GAAP the contribution is disclosed as a capital contribution.


b)  Deferred taxes

The deferred tax asset in accordance with FAS 109 has been recognized on temporary differences and on available tax loss carry forwards to the extent that a future realization appears more likely than not. In the German GAAP financial statements no material deferred tax asset was recognized.


c)  Investments in Affiliated Companies

Under German GAAP certain investments in affiliated companies are stated at cost. Under U.S. GAAP these investments are accounted for on the equity method.


d)  Accrued losses on uncompleted contracts

The reserve comprises (for German purposes) the difference between cost (including administration and selling overhead cost) and anticipated net sales prices for accepted customer orders. For U.S. purposes selling and administration as well as research and development overhead cost have been eliminated in calculating the accrual.

e)  Unrealized Exchange Gains

Under German GAAP receivables denominated in foreign currency are recorded at the lower of the rate in effect at the date the receivable was recorded or the rate in effect at the balance sheet date. Liabilities are recorded at the higher of rate at the date the liability was recorded or the rate in effect at the balance sheet date. Under U.S. GAAP the year end rate has to be used.


f)  Pensions

The Company has various pension plans including a major pension scheme of TSG.

U.S. GAAP requires that future salary increases and cost of living increases be included in the actuarial assumptions. This results in a higher accrual for U.S. GAAP than according to German GAAP.

The pension liability in accordance with FAS 87 "Employers' Accounting For Pensions" is as follows:

                                            German GAAP             U.S. GAAP
                                                  (KDM)                 (KDM)
                                        -------------------------------------

Accrued pension cost                             84,557                98,847
Net periodic pension expense                     17,124                16,251


g)  Inventories

The recorded GAAP difference on inventory represents the difference between the reserve for lower of cost or market calculated in accordance with German GAAP ("verlustfreie Bewertung") and U.S. GAAP respectively. For the German reserve the difference between cost and market was calculated by comparing the net sales prices with the cost plus (direct and indirect) selling and administration cost. In accordance with U.S. GAAP indirect selling and administration cost were not considered in calculating the reserve.

h)  Termination Pay Reserve

The difference relates to the termination pay reserve of the Austrian subsidiary of TSG. Employees are entitled under Austrian labor legislation to such termination payments either on their retirement or involuntary termination of their employment. The termination pay entitlement commences after three years of employment and increases in steps over the employee's period of service. The provision for employees' termination pay entitlements for U.S. GAAP reporting purposes includes the effect of future salary increases.


i)  Net Income in Accordance with U.S. GAAP

                                                                                                     1997
                                                                                                    (KDM)
                                                                                         -----------------

German GAAP net income                                                                             15,529
Other minority interests other than Daimler-Benz
Group in net results of combined entities                                                            (421)
                                                                                         -----------------
German GAAP net income excluding other minority interests
other than Daimler-Benz Group in net results of combined entities                                  15,108
                                                                                         -----------------

Capital contribution                                                                              (16,817)
Deferred taxes                                                                                     10,985
Investments in affiliated companies                                                                 3,677
Accrued losses on uncompleted contracts                                                             1,459
Unrealized exchange gains                                                                           1,193
Pension expense                                                                                       873
Inventories                                                                                           373
Termination pay reserve                                                                              (131)
Other                                                                                                 109
                                                                                         -----------------
Net decrease of reported net income                                                                 1,721
                                                                                         -----------------
Other minority interests other than Daimler-Benz Group
in net decrease of reported net income
                                                                                                     (873)
                                                                                         -----------------
Approximate net income in accordance with U.S. GAAP                                                15,956
                                                                                         =================

j) Reconciliation of German GAAP Equity to U.S. GAAP Equity

                                                                                                         12-31-1997
                                                                                                              (KDM)
                                                                                                   -----------------

Equity as reported in the German GAAP combined balance sheet
                                                                                                            480,326
Other minority interests other than Daimler-Benz Group
in equity of combined entities                                                                              (66,600)
                                                                                                   -----------------
German GAAP net equity excluding other minority interests
other than Daimler-Benz Group in equity of combined entities                                                413,726
                                                                                                   -----------------
Deferred taxes                                                                                               25,227
Investments in affiliated companies                                                                             342
Accrued losses on uncompleted contacts                                                                        4,878
Unrealized exchange gains                                                                                     2,424
Pension reserve                                                                                             (14,290)
Inventories                                                                                                     692
Termination pay reserve                                                                                      (2,422)
Other                                                                                                           950
                                                                                                   -----------------
Net decrease of reported net equity                                                                          17,801
                                                                                                   -----------------
Other minority interests other than Daimler-Benz Group
in net decrease of reported net equity
                                                                                                             (1,998)
                                                                                                   -----------------
Approximate equity in accordance with U.S. GAAP                                                             429,529
                                                                                                   =================




Heilbronn, May 14, 1998



The Management

Statement of Movements of Fixed Assets TEMIC Semiconductor Business (German GAAP)         Exhibit 1


------------------------------------------------------------------------------------------------------------------------------

(in DM 000)                                                            Acquisition and Production Costs
                                                ------------------------------------------------------------------------------

                                                 Balance on     Currency                                           Balance on
                                                  1//1/97        effect       Additions    Transfers   Disposals    12/31/97
                                                ------------- -------------- ------------ ------------ -----------------------
Intangible assets

Concessions, industrial and similar
rigths and assets and licences and
licences in such rights and assets                    43,196            303       11,103            0       4,420       50,182

Software                                              55,081          1,202        3,887          728       9,476       51,422

Goodwill                                                   0              0          390            0           0          390

                                                ------------- -------------- ------------ ------------ -----------------------
                                                      98,277          1,505       15,380          728      13,896      101,994
                                                ............. .............. ............ ............ .......................
Tangible assets

Land, leasehold rights and buildings
including buildings on third party land              259,659         10,178       11,970        9,350       3,035      288,122

Technical equipment and machines                   1,056,712         21,541       67,361       97,375      63,767    1,179,222

Other equipment, factory and
ofiice equipment                                     159,975            919       17,179        8,808      14,366      172,515

Payments on account and assets
under construction                                    52,380          1,261      105,927     (116,261)      1,028       42,279

                                                ------------- -------------- ------------ ------------ -----------------------
                                                   1,528,726         33,899      202,437         (728)     82,196    1,682,138
                                                ............. .............. ............ ............ .......................
Financial assets

Shares in affiliated companies                        14,817             34          563            0      12,280        3,134

Loans to affiliated companies                          2,203             18          394            0       1,898          717

Shares in associated companies                        11,422          1,743        6,347            0           0       19,512

Securities                                             3,304            (17)          61            0         127        3,221

Other loans                                              130              0          314            0         151          293

                                                ------------- -------------- ------------ ------------ -----------------------
                                                      31,876          1,778        7,679            0      14,456       26,877
                                                ............. .............. ............ ............ .......................
                                                   1,658,879         37,182      225,496            0     110,548    1,811,009
                                                ============= ============== ============ ============ =======================



                                                ------------------------------------------
                                                   Accumulated      Net
                                                  Depreciation   book value
                                                ------------------------------------------
                                                                             Depreciation
                                                   Balance on    Balance on      for
                                                    12/31/97      12/31/97     the year
                                                - ------------- --------------------------
Intangible assets

Concessions, industrial and similar
rigths and assets and licences and
licences in such rights and assets                      28,764        21,418        6,822

Software                                                38,378        13,044        7,320

Goodwill                                                    78           312           78

                                                - ------------- -------------  -----------
                                                        67,220        34,774       14,220
                                                . ............. ..........................
Tangible assets

Land, leasehold rights and buildings
including buildings on third party land                154,887       133,235       11,860

Technical equipment and machines                       831,753       347,469      103,137

Other equipment, factory and
ofiice equipment                                       130,277        42,238       21,981

Payments on account and assets
under construction                                           0        42,279            0

                                                - ------------- --------------------------
                                                     1,116,917       565,221      136,978
                                                . ............. ..........................
Financial assets

Shares in affiliated companies                           2,189           945          692

Loans to affiliated companies                              113           604            0

Shares in associated companies                               0        19,512            0

Securities                                                   0         3,221            0

Other loans                                                 60           233           60

                                                - ------------- --------------------------
                                                         2,362        24,515          752
                                                . ............. ..........................
                                                     1,186,499       624,510      151,950
                                                = ============= ==========================



                      NON CONSOLIDATED GROUP COMPANIES /1/                 Exhibit 2
                            as of December 31, 1997
---------------------------------------------------------------------------------------------------------------------------------

COMPANY                                         CITY              COUNTRY           SHAREHOLDER
---------------------------------------------------------------------------------------------------------------------------------
MATRA MHS GmbH ("MHSG")                         Eching            Germany           MHS, 100 %

TEMIC UK Limited ("TMUK")                       Bracknell         Great Britain     MHS, 100 %

TEMIC Nordic AB ("TMS")                         Sundyberg         Sweden            MHS, 100 %

MATRA MHS Inc. ("MHSUSA")                       Santa Clara       USA               MHS, 100 %

TEMIC Hong Kong Limited ("TMHK")                Hong Kong         China             MHS, 100 %

TEMIC Korea Limited ("TMROK")                   Seoul             Korea             TMHK, 12,320 shares (approx. 80 %)
                                                                                    K.M. Park, 2,310 shares (approx. 15 %)
                                                                                    Henry Lee, 770 shares (approx. 5 %)

MATRA MHS Italia S.r.l. ("MHSI")                Milano            Italy             MHS, 100 %

TEMIC Usha Limited ("TMIND")                    Gurgaon           India             MHS, 465,187 shares (approx. 50 %)
                                                                                    Usha Limited, 232,594 shares (approx. 25 %)
                                                                                    Asharfi Chit Fund & Finance PVT Limited
                                                                                    232,593 (approx. 25 %)

TEMIC France SNC ("TMF")                        Saint Quentin     France            MHS, capital contribution FF 90,000 (90 %)
                                                en Yvelines                         TMUK, capit. contrib. FF 10,000 (10 %)

T. SQUARE Inc. ("TSQW")                         Santa Clara       USA               MHS, 2,223,000 shares of Series A
                                                                                    preferred stock (approx. 20.62 %)
                                                                                    21 Investors

Siliconix S.r.I. ("SILI")                       Milano            Italy             Siliconix Inc., 100 %

------------------------------------------------------------------------------------------
                                                                  TOTAL           PROFIT
COMPANY                                                          EQUITY            (LOSS)
------------------------------------------------------------------------------------------
MATRA MHS GmbH ("MHSG")                            DM           234,489             4,191

TEMIC UK Limited ("TMUK")                         GBP           119,194           (21,895)

TEMIC Nordic AB ("TMS")                           SKR         1,421,788           262,023

MATRA MHS Inc. ("MHSUSA")                         US$                 0                 0

TEMIC Hong Kong Limited ("TMHK")                  HK$         1,625,300           125,298

TEMIC Korea Limited ("TMROK")                     US$           156,063           (22,537)



MATRA MHS Italia S.r.l. ("MHSI")                  LIT /2/    80,837,311       (25,317,634)

TEMIC Usha Limited ("TMIND")                       IR /2/    28,181,348        17,761,435


TEMIC France SNC ("TMF")                           FF        (3,002,487)       (2,818,636)


T. SQUARE Inc. ("TSQW")                           US$         6,844,465        (3,938,535)



Siliconix S.r.I. ("SILI")                       (currently without operations)


----------------
/1/ Included in the financial statements under German GAAP at cost /2/ Figures as of 12-31-1996

                                                                       Exhibit 3

PARTICIPATIONS CONSOLIDATED AT EQUITY
as of December 31, 1997

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                    TOTAL              PROFIT /
Company                             City         Country      Shareholder                          EQUITY                (LOSS)
-------------------------------------------------------------------------------------------------------------------------------

Shanghai SIMCONIX Electronic Ltd.   Shanghai     China        Siliconix Inc.               50%       US$ 21, 776,000  7,084,000
                                                              Shanghai Institute of Metal  50%

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          VISHAY INTERTECHNOLOGY, INC.
                                       AND
                          TEMIC SEMICONDUCTOR BUSINESS
                                   (UNAUDITED)

The following pro forma condensed consolidated balance sheet (unaudited) as of December 31, 1997 and pro forma condensed consolidated statement of operations (unaudited) for the year ended December 31, 1997 give pro forma effect to the purchase by Vishay of 80.4% of the capital stock of Siliconix Incorporated and all of the capital stock of TEMIC Semiconductor GmbH from Daimler-Benz for total consideration of approximately $500,000,000 in cash and the sale of the TEMIC Integrated Circuits Division to Atmel for approximately $110,000,000. The pro forma condensed consolidated statement of operations for the year ended December 31, 1997 presents the results of operations of Vishay as if the above mentioned transactions (collectively,"the acquisition") were consummated as of January 1, 1997. The pro forma consolidated balance sheet (unaudited) as of December 31, 1997 presents the financial position of Vishay as if the acquisition had occurred as of December 31, 1997. The pro forma information is based on the historical financial statements of Vishay and the TEMIC Semiconductor Business, giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes.

These pro forma condensed consolidated financial statements have been prepared by Vishay's management based upon the audited combined financial statements of the TEMIC Semiconductor Business as of and for the year ended December 31, 1997. These pro forma financial statements may not be indicative of the results that actually would have occurred had the acquisition occurred on the dates indicated or those that may be obtained in the future. The pro forma financial statements should be read in conjunction with the consolidated financial statements of Vishay included in Vishay's Annual Report on Form 10-K for the year ended
December 31, 1997, and the consolidated financial statements of the TEMIC Semiconductor Business for the year ended December 31, 1997 included in this Form 8-K/A.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Certain financial information has been derived from the combined audited financial statements and notes thereto of TEMIC Semiconductor GmbH for the year ended December 31, 1997.


(A) Amounts for TEMIC have been translated from Deutsche Marks to U.S. Dollars as follows:

         Balance Sheet Data - at the approximate exchange rate in effect as of December 31, 1997 ($1 = DM 1.7885)

         Income Statement Data - at the approximate average exchange rate in effect during the year ended December 31, 1997
 ($1 = DM 1.7331)


(B) Reflects increase in outstanding indebtedness as a result of the purchase by Vishay of 80.4% of the issued and outstanding shares of Siliconix Incorporated and all of the capital stock of TEMIC Semiconductor GmbH from Daimler Benz for total consideration of approximately $500,000 and the sale of the TEMIC Integrated Circuits Division to Atmel for approximately $110,000. The purchase price and related costs were financed through long-term debt.

Purchase price, net...............................        389,936
Professional fees and other costs.................            664
                                                         --------
Total purchase price                                     $390,600
                                                         =========

The Company also paid $3,400 of bank costs associated with the credit facility used to finance the acquisition.

(C) Under purchase accounting, the total purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. Purchase accounting adjustments have been preliminarily estimated by Vishay's management based upon currently available information. There can be no assurance, however, that the estimated adjustments represent the final purchase accounting adjustments that will ultimately be determined. Management is waiting for the results of appraisals and other information that will be required to determine the final purchase allocation. The following pro forma adjustments have been made to reflect the estimated fair values of the acquired assets and liabilities as of December 31, 1997.

                                                    Net Assets
                                               Increase (Decrease)

Property and equipment .................................      48,942
Estimated TEMIC restructuring costs ....................     (38,551)
Deferred income taxes
   Other current assets ................................      17,931
   Other non-current liabilities .......................     (14,553)

Elimination of TEMIC goodwill ..........................        (174)

Elimination of TEMIC Stockholders' Equity ..............    (139,546)

Minority Interest ......................................      (1,713)

TEMIC debt to Daimler-Benz not assumed by Vishay .......
         Short-term ....................................     118,642
         Long-term .....................................      13,012

Cost in excess of net assets acquired ..................     107,518

(D) For purposes of determining the pro forma effect of the TEMIC acquisition on the Vishay consolidated statement of operations, the following estimated pro forma adjustments have been made:

                                                    INCREASE (DECREASE) INCOME
                                                          YEAR ENDED
                                                           12/31/97

1. Interest expense on
   additional variable rate
   long-term debt of
   $390,000 at a 6.30%
   assumed interest rate.......                           $(24,570)


2. Interest expense reduction due
   to refinancing of TEMIC
   debt by Vishay..............                              3,994


3. Increase  in  depreciation
   resulting  from  adjustments  to
   fair  value  of property,  plant
   and equipment and the
   establishment by Vishay of
   estimated remaining useful lives........                 (5,757)

4. Amortization of cost in excess of net assets
   acquired(goodwill) over a forty-year period.....         (2,688)

5. Amortization of deferred bank costs
   over a five-year period......................              (680)


6. Income tax benefit applicable
   to adjustments at a 38%
   assumed rate................                              11,286
                                                          ---------
                                                          $ (18,415)

(E) Pro forma earnings per share for the year ended December 31, 1997 was computed as follows:



Weighted average number of common
  shares outstanding                   64,459


Pro forma net earnings..........      $66,110
                                      =======

Pro forma net earnings per share       $ 1.03
                                      =======


(F) Long-term bank borrowings relating to the acquisition are at variable rates. An increase or decrease of 1/2% in the interest rate on such borrowings would decrease or increase pro forma net earnings and earnings per share by approximately $1,209 and $0.02, respectively.

                                                           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                                          (UNAUDITED)

                                             DECEMBER 31, 1997
                                              AS REPORTED                                                              DECEMBER 31,
                                       ----------------------------    DIALOGUE -         SALE           PRO FORMA         1997
                                         VISHAY           TEMIC       NOT ACQUIRED       TO ATMEL        ADJUSTMENTS     PRO FORMA
                                       ----------------------------   -------------    ---------------   -----------   ------------
                                                            (IN THOUSANDS)
ASSETS
Cash and cash equivalents                 $55,263      $18,753      $1,208           $6,705            ($3,400) (B)      $62,703
Accounts receivable                       186,687      161,324       9,221           73,484                              265,307
Inventories                               339,371      153,634       2,720           42,263                              448,022
Other current assets                       64,650       53,002         953           13,202             17,931  (C)      121,428
                                       -----------   --------- ------------    -------------     --------------        ----------
             Total Current Assets         645,971      386,713      14,102          135,653             14,531           897,460

Property and equipment                    709,142      316,031       2,594           98,612             48,942  (C)      972,908

Goodwill                                  286,923          174                                         107,518  (C)      394,441
                                                                                                          (174) (C)
Other assets                               77,612       47,272       1,393           30,589              3,400  (B)       96,302

                                       -----------   --------- ------------    -------------     --------------       -----------
                                       $1,719,648     $750,191     $18,089         $264,855           $174,217        $2,361,111
                                       ===========   ========= ============    =============     ==============       -==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts and notes payable                $77,851      $82,991      $4,588          $40,008                 $0          $116,246
Other current liabilities                 108,527       59,389       2,394           44,506             38,551  (C)      159,567
Short term borrowings                           0      143,972       5,921           19,409           (118,642) (C)           (0)
Current portion of long-term debt           4,459            0           0                0                                4,459
                                       -----------   --------- ------------    -------------     --------------       -----------
       Total Current Liabilities          190,837      286,352      12,902          103,923            (80,091)          280,272

Long-term debt                            347,463       57,373           0           44,361            (13,012) (C)      738,063
                                                                                                       390,600  (B)

Deferred income                            59,300            0           0                0                               59,300

Other non-current liabilities             144,470      127,950           7           21,135             14,553  (C)      265,830

Minority Interest                          17,930       38,355           0                0              1,713  (C)       57,998

Stockholders' equity
  Common stock                              5,646            0           0                0                                5,646

  Other stockholders' equity              954,002      240,162       5,180           95,436           (139,546) (C)      954,002

                                       -----------   --------- ------------    -------------     --------------        ----------
                                       $1,719,648     $750,191     $18,089         $264,855           $174,217        $2,361,111
                                      ===========   ========= ==============  ================   =================    ===========

       See notes to pro forma condensed consolidated financial statements.



                                                                              28

                             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                       (UNAUDITED)


                                        YEAR ENDED DECEMBER 31, 1997                                         YEAR ENDED
                                              AS REPORTED                                      PRO FORMA     DECEMBER 31,
                                        ----------------------     DIALOGUE -     SALE       ADJUSTMENTS       1997
                                         VISHAY        TEMIC     NOT ACQUIRED    TO ATMEL      - NOTE D      PRO FORMA
                                        ---------------------------------------------------------------------------------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales                               $1,125,219     $883,368     $43,565     $278,954                    $1,686,068
Costs of products sold                     858,020      657,287      33,424      208,828         $5,757      1,278,812
                                       -----------    ---------    --------    ---------    -----------    -----------
Gross profit                               267,199      226,081      10,140       70,127         (5,757)       407,256


Selling, general, and
     administrative expenses               136,876      217,522       7,574       91,051            680        256,454
Amortization of goodwill                     7,218                                                2,688          9,906
Unusual items                               14,503                                                              14,503
                                       -----------    ---------    --------    ---------    -----------    -----------
Operating income                           108,602        8,559       2,566      (20,924)        (9,125)       126,393

Other income (expense):
  Interest expense                         (18,819)      (8,557)       (247)      (4,316)       (20,576)       (43,389)
  Other                                     (2,314)       9,456          55           88                         6,999
                                       -----------    ---------    --------    ---------    -----------    -----------
                                           (21,133)         899        (192)      (4,228)       (20,576)       (36,390)
                                       -----------    ---------    --------    ---------    -----------    -----------
Earnings before income taxes                87,469        9,458       2,374      (25,151)       (29,701)        90,003

Income taxes                                34,167          251      (1,357)         596        (11,286)        23,893
                                       -----------    ---------    --------    ---------    -----------    -----------

Net earnings                               $53,302       $9,207      $3,731     ($25,748)      ($18,415)       $66,110
                                       ===========    =========    ========    =========    ===========    ===========

Basic and diluted earnings per share         $0.83                                                               $1.03

Weighted average shares
  outstanding -  assuming dilution          64,459                                                              64,459

       See notes to pro forma condensed consolidated financial statements.

                                     EXHIBIT INDEX

Exhibit
    No.               Description                                Page No.

   23                 Consent of Independent Accountants

                                      SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.



                                          VISHAY INTERTECHNOLOGY, INC.


                                          By:    /s/ Richard N. Grubb
                                                ----------------------
                                                Name: Richard N. Grubb
                                                Title: Executive Vice President,
                                                Treasurer and Chief Financial
                                                Officer


Date:  May 15, 1998



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